Exhibit 10.23
CERTIFICATE OF DESIGNATION, PREFERENCES, RIGHTS AND
OTHER RIGHTS OF
SERIES B PREFERRED STOCK OF SPARE BACKUP, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware, the undersigned President of SPARE BACKUP, INC. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY that pursuant to the authority contained in the Corporation’s Certificate of Incorporation, as amended, and in accordance with the provisions of the resolution creating a series of the class of the Corporation’s authorized Preferred Stock designated as Series B Preferred Stock as follows:

FIRST:  The Certificate of Incorporation, as amended, of the Corporation authorizes the issuance of 300,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock"), and, further, authorizes the Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the unissued shares of Preferred Stock not then allocated to any series into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, the number of shares which shall constitute such series and certain preferences, limitations and relative rights of the shares of each series so established.

SECOND: By written consent of the Board of Directors of the Corporation dated June 17, 2011, the Board of Directors designated 50,000 shares of the Preferred Stock as Series B Preferred Stock.  The designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the Series B Preferred Stock shall be as hereinafter described.

THIRD: Article Four of the Certificate of Incorporation of this Corporation is amended to include the following:

Series B Preferred Stock

The Corporation shall designate a series of preferred stock, consisting of 50,000 shares, as Series B Preferred Stock which shall have the following designations, rights and preferences:

1.           Stated Value.  The stated value of the Series B Preferred Stock shall be $0.001 per share.

2.           Dividends.  The holders of Series B Preferred Stock shall have no rights to receive dividend distributions or to participate in any dividends declared by the Corporation to or for the benefit of the holders of its common stock.

3.           Conversion.  The shares of Series B Preferred Stock are not convertible into or exchangeable for any other security of the Corporation.

4.           Redemption.  The Series B Preferred Stock is not redeemable without the prior express written consent of the holders of the majority of the voting power of all then outstanding shares of such Series B Preferred Stock.  In the event any shares of Series B Preferred Stock shall be redeemed pursuant to this section, the shares so redeemed shall automatically be cancelled and returned to the status of authorized but unissued shares of preferred stock.

5.           Voting Rights. Each share of Series B Preferred shall entitle the holder thereof to Four Hundred (400) votes, and with respect to such vote, shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of this Corporation, and shall be entitled to vote, together as a single class with holders of common stock and any other series of preferred stock then outstanding, with respect to any question or matter upon which holders of common stock the have the right to vote.  Series B Preferred shall also entitle the holders thereof to vote the shares as a separate class as set forth herein and as required by law.  In the event of any stock split, stock dividend or reclassification of the Corporation's common stock, the number of votes which attach to each share of Series B Preferred shall be adjusted in the same proportion as any adjustment to the number of outstanding shares of common stock.  Notwithstanding anything contained herein to the contrary, the shares of Series B Preferred shall have no right to vote on an amendment to the Corporation's Certificate of Incorporation increasing the number of authorized shares of common stock if such amendment should be voted upon by the Corporation's stockholders within four (4) months from the date of issuance of such shares of Series B Preferred Stock.

6.           Liquidation, Dissolution, Winding-Up.  In the event of the liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of shares of the Series B Preferred then outstanding shall be entitled to receive, out of the remaining assets of the Corporation available for distribution to its stockholders, an amount equal to $0.001 per share.

7.           Protective Provisions.  So long as any shares of Series B Preferred are outstanding, this Corporation shall not without first obtaining the written approval of the holders of at least a majority of the voting power of the then outstanding shares of such Series B Preferred Stock (i) alter or change the rights, preferences or privileges of the Series B Preferred, or (ii) increase or decrease the total number of authorized shares of Series B Preferred Stock.

8.           No Preemptive Rights.  No holder of the Series B Preferred shall be entitled to rights to subscribe for, purchase or receive any part of any new or additional shares of any class, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class.

9.           Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation.

10.           Specific Shall Not Limit General.  No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be duly executed by its President as of this 17 day of June   , 2011.

SPARE BACKUP, INC.

By:
Cery Perle, President

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